UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Sunlight Financial Holdings Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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101 North Tryon Street, Suite 1000
Charlotte, NC 28246

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 a.m. Eastern Time on Friday, August 11, 2023

EXPLANATORY NOTE

On July 7, 2023, Sunlight Financial Holdings Inc. (the “Company”) filed its Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) and the related Proxy Card (the “Proxy Card”) for the Company’s 2023 Annual Meeting of Stockholders with the Securities and Exchange Commission (“SEC”). The Proxy Statement was filed in connection with the Company’s 2023 Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/SUNL2023 on Friday, August 11, 2023, at 9:00 a.m. Eastern Time (the “Annual Meeting”).

This supplement to the Proxy Statement is being filed to revise certain information regarding the voting standard for the reverse stock split proposal to clarify that the affirmative vote of the holders of at least 66 2/3% of the voting power of the Company’s outstanding common stock, voting together as a single class, is required to approve the proposal.

Other than the revised language below, no other changes have been made to the Proxy Statement or the Proxy Card and they continue to be in full force and effect as originally filed with the SEC and the Board of Directors continues to seek the vote of Company stockholders to be voted on at the Annual Meeting as recommended in the original filing.

Except as described in this supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement is more current. The Proxy Statement contains additional information. This supplement should be read in conjunction with the Proxy Statement.

The answer with respect to Proposal 3 under the heading “Questions and Answers – How many votes are needed to approve each proposal?” on page 5 of the Proxy Statement is amended as follows:

•	Proposal 3: The approval of the proposal to amend our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at an exchange ratio of between 1-for-10 and 1-for-25, with such ratio to be determined by our board of directors, at any time prior to December 31, 2023, the implementation and timing of which shall be subject to the discretion of our board of directors, requires the affirmative vote of the holders of at least 66 2/3% of the voting power of the Company’s outstanding common stock, with the Class A and Class C share voting together as a single class. You may vote “for,” “against,” or “abstain” with respect to this proposal. Proposal 3 is considered to be a routine matter and, accordingly, if you do not instruct your broker or other nominee on how to vote the shares in your account for Proposal 3, brokers will be permitted to exercise their discretionary authority to vote for the approval of the amendment to our Certificate of Incorporation to effect a reverse stock split and there will be no broker non-votes on this proposal. Abstentions will have the same effect as a vote “against” this proposal.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the number of shares present at the meeting or represented by proxy and entitled to vote with respect to a particular proposal.

Annex A is amended as follows:

CERTIFICATE OF AMENDMENT

TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION OF

SUNLIGHT FINANCIAL HOLDINGS INC.

Sunlight Financial Holdings Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST. At __________ __.m. on _______________, 20__ (the “Split Effective Time”), every ___________(______)1 issued and outstanding shares of the Corporation’s Class A Common Stock, par value $.0001 per share, as of the date and time immediately preceding the Split Effective Time (the “Old Class A Shares”), shall automatically be reclassified as and converted into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock the Corporation (the “New Class A Shares”) without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). Further, every right, option and warrant to acquire Old Class A Shares outstanding immediately prior to the Split Effective Time shall, as of the Split Effective Time and without any further action, automatically be reclassified into the right to acquire one (1) New Class A Share for every Old Class A Shares, but otherwise upon the terms of such right, option or warrant (except that the exercise or purchase price of such right, option or warrant shall be proportionately adjusted). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Class A Common Stock shall receive that number of New Class A Shares based on the conversion ratio of their shares of Old Class A Shares to New Class A Shares set forth above, rounded up to the next whole share of Class A Common Stock.

SECOND. At the Split Effective Time, every ___________(______) issued and outstanding shares of the Corporation’s Class C Common Stock, par value $.0001 per share, as of the date and time immediately preceding the Split Effective Time (the “Old Class C Shares”), shall automatically be reclassified as and converted into one (1) validly issued, fully paid and non-assessable share of Class C Common Stock the Corporation (the “New Class C Shares) without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below. Further, every right, option and warrant to acquire Old Class C Shares outstanding immediately prior to the Split Effective Time shall, as of the Split Effective Time and without any further action, automatically be reclassified into the right to acquire one (1) New Class C Share for every Old Class C Shares, but otherwise upon the terms of such right, option or warrant (except that the exercise or purchase price of such right, option or warrant shall be proportionately adjusted). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Class C Common Stock shall receive that number of New Class C Shares based on the conversion ratio of their shares of Old Class C Shares to New Class C Shares set forth above, rounded up to the next whole share of Class C Common Stock.

THIRD. Each holder of record of a certificate which as of the last trading day preceding the Split Effective Time represents Old Class A Shares or Old Class C Shares (the “Old Certificates”) shall be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate (the “New Certificates”) representing the number of whole shares of Class A Common Stock or Class C Common Stock, as applicable, into and for which the shares formerly represented by such Old Certificates so surrendered are exchangeable. From and after the Split Effective Time, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof.

FOURTH. That a resolution was duly adopted by the board of directors of the Corporation, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth the above mentioned amendment to the Certificate of Incorporation and declaring said amendment to be advisable.

FIFTH. That this amendment was duly authorized by the holders of 66 2/3% of the outstanding voting stock of the Corporation at a duly authorized meeting of the stockholders of the Corporation. Said amendment was duly adopted in accordance with the provisions of the General Corporation Law.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been signed by the Chief Executive Officer of the Corporation this _____________ day of ____________, 202__.

SUNLIGHT FINANCIAL HOLDINGS INC.

By:
Matthew Potere, Chief Executive Officer

1	Final split ratio, between 1-for-10 and 1-for-25, to be determined by the Board of Directors pursuant to authority granted by stockholders, as described in the accompanying proxy statement.

VOTING MATTERS

This supplement to the Proxy Statement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. As a stockholder, your vote is very important, and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting. If you have already voted by Internet, telephone or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone or mail) will remain valid and will be voted at the Annual Meeting unless revoked.

August 7, 2023